                                                                     Exhibit 21

NAME                                      JURISDICTION OF ORGANIZATION        PERCENTAGE OWNED BY THE COMPANY
----                                      ----------------------------        -------------------------------

1. 508790 N.B. Inc.                       Province of New Brunswick, Canada   100%

2. Filtran Microcircuits Inc.             Province of New Brunswick, Canada   100%

3. Multi-Mix(R) Microtechnology, S.R.L.   Costa Rica                          100%

                                       1